Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Standard Nuclear, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.00001 per share	(1)	Other	12,420,306	$0.60	$7,452,183.60	0.0001381	$1,029.15
Equity	Class A common stock, par value $0.00001 per share	(2)	Other	18,125,474	15.00	271,882,110.00	0.0001381	37,546.92
Equity	Class A common stock, par value $0.00001 per share	(3)	Other	5,437,642	$12.75	$69,329,935.50	0.0001381	$9,574.46

Total Offering Amounts:						$348,664,229.10		48,150.53
Total Fee Offsets:
Net Fee Due:								$48,150.53

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.00001 par value per share (the “Class A common stock”), of Standard Nuclear, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

Represents 12,420,306 shares of Class A common stock issuable upon the exercise of outstanding stock options (“Pre-IPO Awards”) originally granted under the Registrant’s 2025 Stock Plan, as amended (the “Pre-IPO Plan”). The Pre-IPO Plan was terminated prior to the effectiveness of the Registrant’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on June 18, 2026 (File No. 333-296922) (as amended, the “IPO Registration Statement”).

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $0.60 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

The Registrant does not have any fee offsets.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.00001 par value per share (the “Class A common stock”), of Standard Nuclear, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

Represents 18,125,474 shares of Class A common stock reserved for future issuance under the Registrant’s 2026 Equity Incentive Plan (the “2026 Plan”). The following shares of Class A common stock shall continue to be available under the 2026 Plan for issuance pursuant to future awards under the 2026 Plan: (i) to the extent an award under the 2026 Plan (a “2026 Plan Award”) or Pre-IPO Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares of Class A common stock that were subject thereto; (ii) any shares of Class A common stock which are retained by the Registrant upon exercise of a 2026 Plan Award or Pre-IPO Award in order to satisfy the exercise or purchase price for such 2026 Plan Award or Pre-IPO Award or any withholding taxes due with respect to such 2026 Plan Award or Pre-IPO Award; and (iii) shares of Class A common stock issued under the 2026 Plan or any Pre-IPO Award and later forfeited to the Registrant due to the failure to vest or repurchased by the Registrant at the original purchase price paid to the Registrant for the shares of Class A common stock.

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act. The fee is based on a price of $15.00 per share of Class A common stock, which is the price per share of Class A common stock for the Registrant’s initial public offering of Class A common stock pursuant to the IPO Registration Statement.

The Registrant does not have any fee offsets.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.00001 par value per share (the “Class A common stock”), of Standard Nuclear, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

Represents 5,437,642 shares of Class A common stock reserved for future issuance under the Registrant’s 2026 Employee Stock Purchase Plan.

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act. The fee is based on a price of $12.75 per share of Class A common stock, which is the price per share of Class A common stock for the Registrant’s initial public offering of Class A common stock pursuant to the IPO Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

The Registrant does not have any fee offsets.